As filed with the Securities and Exchange Commission on June 28, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GILEAD SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3047598
(State of Incorporation)	(I.R.S. Employer Identification No.)

333 Lakeside Drive

Foster City, CA 94404

(650) 574-3000

(Address of principal executive offices)

2004 Equity Incentive Plan

(Full title of the plans)

John F. Milligan

Executive Vice President and Chief Financial Officer

333 Lakeside Drive

Foster City, CA 94404

(650) 574-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth L. Guernsey, Esq.

Cooley Godward LLP

101 California Street, 5th Floor

San Francisco, CA 94111-5800

(415) 693-2000

This Registration Statement will become effective immediately upon filing with the Securities and Exchange Commission. Sales of the registered securities will begin as soon as reasonably practicable after the effective date of this Registration Statement.

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Stock Options and Common Stock, par value $0.001 per share	11,405,988 shares	(3)	$55.47	$632,690,154.36	$67,697.85

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall cover any additional shares of Common Stock which become issuable under the Registrant’s 2004 Equity Incentive Plan set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant’s outstanding Common Stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq National Market on June 26, 2006.
(3)	Includes (a) 10,000,000 additional shares that are available for grant under our 2004 Equity Incentive Plan, as amended and approved by our stockholders at our Annual Meeting of Stockholders on May 10, 2006 and (b) 1,405,988 shares, representing the rollover of options under our 1991 Stock Option Plan that expired between May 11, 2005 and May 10, 2006.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Pursuant to Instruction E of Form S-8, the contents of the Registrant’s registration statements on Form S-8, previously filed with the Securities and Exchange Commission on July 19, 2004 (No. 333-117480) and June 21, 2005 (No. 333-126012), relating to the Company’s 2004 Equity Incentive Plan are hereby incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Description
3.1(1)	Restated Certificate of Incorporation of the Registrant, as amended

3.2(2)	Bylaws of the Registrant, as amended and restated March 30, 1999

3.3(3)	Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant, as amended

3.4(4)	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant

3.5(4)	Certificate of Amendment to Certificate of Designation of the Registrant

4.1	Reference is made to Exhibit 3.1, Exhibit 3.2, Exhibit 3.3, Exhibit 3.4 and Exhibit 3.5

4.2(5)	Amended and Restated Rights Agreement dated as of October 21, 1999 between the Registrant and ChaseMellon Shareholder Services, LLC

4.6(6)	First Amendment to Amended and Restated Rights Agreement dated as of October 29, 2003 between the Registrant and Mellon Investor Services, LLC (formerly known as ChaseMellon Shareholder Services, LLC)

4.7	Second Amendment to Amended and Restated Rights Agreement dated as of May 11, 2006 between the Registrant and Mellon Investor Services, LLC

5.1	Opinion of Cooley Godward LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward LLP (included in Exhibit 5.1 to this registration statement)

24.1	Power of Attorney (included on the signature page of this registration statement)

99.1(4)	Gilead Sciences, Inc. 2004 Equity Incentive Plan, as amended

(1)	Filed as an exhibit to Registrant’s Registration Statement on Form S-8 (File No. 333-117420), filed with the SEC on July 19, 2004, and incorporated herein by reference.
(2)	Filed as an exhibit to Registrant’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 1998, and incorporated herein by reference.
(3)	Filed as an exhibit to Registrant’s Current Report on Form 8-K filed with the SEC on November 21, 1994 and incorporated herein by reference.
(4)	Filed as an exhibit to Registrant’s Current Report on Form 8-K filed with the SEC on May 11, 2006 and incorporated herein by reference.
(5)	Filed as an exhibit to Registrant’s Current Report on Form 8-K filed with the SEC on October 22, 1999, and incorporated herein by reference.
(6)	Filed as an exhibit to Registrant’s Current Report on Form 8-K filed with the SEC on October 31, 2003, and incorporated herein by reference.

UNDERTAKINGS

1.	The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on June 28, 2006.

GILEAD SCIENCES, INC.

By:	/s/ John C. Martin
John C. Martin, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints John C. Martin, Ph.D., and John F. Milligan, Ph.D., and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John C. Martin	President and Chief Executive Officer, Director (Principal Executive Officer)	June 28, 2006
John C. Martin

/s/ John F. Milligan	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	June 28, 2006
John F. Milligan

/s/ James M. Denny	Chairman of the Board of Directors	June 28, 2006
James M. Denny

/s/ Paul Berg	Director	June 28, 2006
Paul Berg

/s/ John F. Cogan	Director	June 28, 2006
John F. Cogan

/s/ Etienne F. Davignon	Director	June 28, 2006
Etienne F. Davignon

/s/ John W. Madigan	Director	June 28, 2006
John W. Madigan

/s/ Gordon E. Moore	Director	June 28, 2006
Gordon E. Moore

/s/ Nicholas G. Moore	Director	June 28, 2006
Nicholas G. Moore

/s/ Gayle E. Wilson	Director	June 28, 2006
Gayle E. Wilson

EXHIBIT INDEX

Exhibit Number	Description
3.1(1)	Restated Certificate of Incorporation of the Registrant, as amended

3.2(2)	Bylaws of the Registrant, as amended and restated March 30, 1999

3.3(3)	Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant, as amended

3.4(4)	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant

3.5(4)	Certificate of Amendment to Certificate of Designation of the Registrant

4.1	Reference is made to Exhibit 3.1, Exhibit 3.2, Exhibit 3.3, Exhibit 3.4 and Exhibit 3.5

4.2(5)	Amended and Restated Rights Agreement dated as of October 21, 1999 between the Registrant and ChaseMellon Shareholder Services, LLC

4.6(6)	First Amendment to Amended and Restated Rights Agreement dated as of October 29, 2003 between the Registrant and Mellon Investor Services, LLC (formerly known as ChaseMellon Shareholder Services, LLC)

4.7	Second Amendment to Amended and Restated Rights Agreement dated as of May 11, 2006 between the Registrant and Mellon Investor Services, LLC

5.1	Opinion of Cooley Godward LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward LLP (included in Exhibit 5.1 to this registration statement)

24.1	Power of Attorney (included on the signature page of this registration statement)

99.1(4)	Gilead Sciences, Inc. 2004 Equity Incentive Plan, as amended

(1)	Filed as an exhibit to Registrant’s Registration Statement on Form S-8 (File No. 333-117420), filed with the SEC on July 19, 2004, and incorporated herein by reference.
(2)	Filed as an exhibit to Registrant’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 1998, and incorporated herein by reference.
(3)	Filed as an exhibit to Registrant’s Current Report on Form 8-K filed with the SEC on November 21, 1994 and incorporated herein by reference.
(4)	Filed as an exhibit to Registrant’s Current Report on Form 8-K filed with the SEC on May 11, 2006 and incorporated herein by reference.
(5)	Filed as an exhibit to Registrant’s Current Report on Form 8-K filed with the SEC on October 22, 1999, and incorporated herein by reference.
(6)	Filed as an exhibit to Registrant’s Current Report on Form 8-K filed with the SEC on October 31, 2003, and incorporated herein by reference.